Transamerica Life Companies
                       Insurance Products Sales Agreement


This Agreement is made by and between the Transamerica Life Company ("Insurance Company") which has executed this Agreement as indicated on the signature page, and Transamerica Securities Sales Corporation ("Underwriter") (collectively,
with       the       Insurance        Company,        "Transamerica")        and
______________________________________________,   a   registered   broker-dealer
("Broker"). This Agreement is effective, with regard to each Insurance Company, as of the date specified with the signature executing this Agreement by that Insurance Company.

         WHEREAS, the Insurance Company is in the business of issuing variable insurance products to the public;

         WHEREAS, Underwriter, an affiliate of the Insurance Company, is registered as a broker-dealer under the Securities Exchange Act of 1934, is a member of the NASD and acts as principal underwriter for certain variable insurance products issued by the Insurance Company;

         WHEREAS, Transamerica wishes to appoint Broker to solicit applications for certain variable insurance products issued by the Insurance Company;

         WHEREAS, Broker wishes to accept such appointment;

NOW THEREFORE, in consideration of these premises and mutual agreements, wherein it is agreed as follows:

Section 1.  Appointment of Broker and Sale of Contracts.

         1.1 Subject to the terms and conditions of this Agreement, Transamerica appoints Broker to solicit applications for and to service the variable insurance products identified in the Attachment(s) (the "Contracts"), and Broker accepts such appointment. Broker is appointed, on a nonexclusive basis, as an independent contractor free to exercise its own judgment as to the time, place and means of performing all acts thereunder.


         1.2 Broker shall distribute the Contracts only in those jurisdictions in which the Contracts are registered or qualified for sale, as specified by Transamerica, and only through their duly licensed registered representatives (in accordance with the rules of the NASD) who are also of good character and fully insurance licensed and qualified in the applicable jurisdictions and duly appointed to solicit applications for the Contract (in accordance with the insurance law of such jurisdictions) with the Insurance Company. The Insurance Company may, in its sole discretion, reject for appointment any agent and may withdraw its authority to any agent to solicit applications.

         1.3 Broker shall abide by all Transamerica policies, applicable laws, rules and regulations, including, without limitation, the rules of the NASD, insurance law and state and federal securities and banking law, and including, without limitation, the maintenance of licenses and books and records required by applicable laws and regulations.

         1.4      Broker   shall    supervise    and   train   its    registered
                  representatives and other associated persons to ensure compliance with all Transamerica policies, applicable laws and shall be responsible for the acts of its registered representatives and associated persons in soliciting applications for and servicing Contracts.

         1.5 All payments collected by Broker for the Insurance Company shall be received in trust and shall be remitted immediately, together with all the required documentation, to Transamerica at the address indicated on the application or by Transamerica. All checks and money orders for payments under contracts shall be drawn to the order of the appropriate Insurance Company. The Broker shall not withhold or deduct any part of any payment to Transamerica for any reason unless specifically authorized to do so in writing by Transamerica. If authorized by Transamerica to "net commissions" by deducting part of a payment under a Contract, Broker shall comply with all applicable Transamerica policies and procedures and with all applicable laws and regulations, including, if applicable, obtaining the customer's written consent to deduct the appropriate commission from a payment. Transamerica may terminate its authorization to "net commissions" at any time; thereafter, the Broker must remit the full payment amounts.


         1.6 All applications are subject to acceptance or rejection by the Insurance Company in it sole discretion. The Insurance Company may at any time, at its sole discretion, discontinue issuing the Contracts or change the form or content of the Contracts to be issued.

         1.7 In soliciting applications for Contracts, Broker may not accept any risks of any kind for or on behalf of Transamerica and may not bind Transamerica by promise or agreement or alter any Contract in any way.

Section 2.  Prospectus, Advertisements, Sales Literature and Other
Communications.

         2.1 Transamerica shall use reasonable efforts to provide information and marketing assistance to Broker, including providing, without charge, reasonable quantities of advertising materials, sales literature, reports and current prospectuses for the Contracts and underlying funding vehicles.

         2.2 In making offers of the Contracts, Broker shall deliver the applicable currently effective prospectuses, as required by law.


         2.3 Broker and its agents/representatives shall not misrepresent the Contracts and shall make no oral or written representation which is inconsistent with the terms of the Contracts, prospectuses or sales literature or is misleading in any way.


         2.4 Transamerica shall deliver to Broker, and Broker shall use, only sales literature and advertising material which conforms to all applicable legal requirements and which has been authorized by Transamerica.

         2.5 Broker shall not print, publish, distribute or use any advertisement, sales literature or other written materials related to the Contracts, other than materials provided by Transamerica hereunder, unless such has first been approved in writing by Transamerica.

Section 3.  Compensation.

         3.1 In consideration of the services performed as specified in this Agreement, Broker shall receive compensation as specified in the Attachment(s). In any states in which Broker may not receive compensation pursuant to state insurance law, the insurance agency(ies) with which it has associated itself, and which is (are) identified on the signature page, shall be paid the compensation.

Section 4.  Representation and Warranties and Compliance by Broker.

         4.1 Broker represents, warrants and covenants that:

         a. It is, and shall remain during the term of this Agreement, a properly licensed and registered broker-dealer under applicable state and federal securities law, a member of SIPC and a member in good standing of the NASD.


         b. It shall solicit applications for Contracts only through properly licensed insurance agents ("Insurance Agent"), duly appointed by the appropriate Insurance Company. For purposes of this Agreement, all acts and omissions of the Insurance Agent within the scope of this Agreement shall be deemed to be acts or omissions of Broker.


         c. It is in compliance, and shall remain in compliance, with all applicable laws, rules and regulations, including, without limitation, those of the NASD and state and federal securities, banking and insurance laws.

         d. It has taken and shall continue to take the actions appropriate to supervise its representatives and other associated persons to ensure compliance with all applicable laws and regulations.

         e. It shall comply, and shall cause Insurance Agent to comply, with any applicable Transamerica policies and procedures, including, without limitation, those regarding replacements of Contracts, as amended from time to time, as communicated to Broker.


         f. It shall not solicit or sell any Contracts in connection with any "market timing" or "asset allocation" program or service, and if Transamerica determines in its sole discretion that Broker is soliciting or has solicited Contracts subject to any such program, Transamerica may take such action it deems necessary to halt such solicitations or sales, and in addition to any indemnification provided in Section 5 of this Agreement and any other liability that Broker may have, Broker shall be liable to Transamerica and each underlying funding vehicle affected by any such program, for any damages or losses, actual or consequential, sustained by them as a result of such program.


Section 5.  Indemnification.


         5.1 Broker shall indemnify and hold harmless Transamerica, and each employee, director, officer and shareholder of
                  Transamerica, against any losses, claims, damages or liabilities, including but not limited to reasonable attorney fees and court costs, to which Transamerica or any employee, officer, director or shareholder may be subject, which arise out of or are based on any violation of the terms of this Agreement, any Transamerica policies or procedures or any applicable law by Broker, its representatives, the Insurance Agent, its agents and any employee, officer, director, shareholder, principal, partner and affiliate of the Broker or Insurance Agent. In the event Transamerica suffers a loss resulting from Broker-Dealer activities, Broker-Dealer hereby assigns any proceeds received under its fidelity bond to Transamerica to the extent of such losses. If there is any deficiency amount, whether due to a deductible or otherwise, Broker-Dealer shall promptly pay Transamerica such amount on demand and Broker-Dealer shall indemnify and hold harmless Transamerica from any such deficiency and from the costs of collection thereof (including reasonable attorney fees).

         5.2 Transamerica shall indemnify and hold harmless Broker and each employee, officer, director or shareholder of Broker, against any losses, claims, damages or liabilities, including but not limited to reasonable attorney fees and court costs, to which Broker or any employee, officer, director or shareholder becomes subject which arises out of or is based on any violation of the terms of this Agreement or any applicable law by Transamerica and any employee or officer.


Section 6.  Miscellaneous.

         6.1 Trademarks. The provision of Contracts and prospectuses and sales literature for the Contracts and underlying funding vehicles to the Broker shall not provide the Broker with any license to use any tradenames, trademarks, service marks or logos or proprietary information of Transamerica or any underlying funding vehicle or any affiliates thereof, except to the extent necessary for Broker to distribute the Contracts in accordance with the terms hereof.

         6.2      Confidentiality.   Each  party  shall  keep  confidential  any
                  confidential information it may acquire as a result of this Agreement.

         6.3 Complaints and Proceedings. Broker shall promptly report to Transamerica any customer or regulatory complaints or inquiries involving the Contracts and shall fully cooperate with Transamerica in any regulatory investigation or proceeding or judicial proceeding and in the settlement of any claim relating to the solicitation or sale of the Contracts under this Agreement.

         6.4 Records and Files. Any files, documents, lists, training and solicitation material and other records and information, in whatever form they may be, at any time in the possession of or under the control of Broker or Insurance Agent, which pertain to the Contracts contract owners or applicants or otherwise to the business of this Agreement, shall at reasonable times and upon reasonable notice be open to inspection by Transamerica or its authorized representatives, who may, at reasonable times and upon reasonable notice, make copies of any of the same.

         6.5 Communications. All communications should be sent to the parties at the addresses indicated on the signature page of this Agreement.

         6.6 Agreement. (a) This Agreement includes any Attachment(s) hereto and constitutes the entire agreement between the parties with respect to the subject matter hereto, and supersedes all prior oral or written understandings or agreements, and no prior writings between the parties shall be used to interpret this Agreement.

                                    (b) If a Sales Agreement existed between the
                  parties before the effective date of this Agreement, that Agreement shall terminate as of the effective date of this Agreement.

         6.7 Amendment. Transamerica reserves the right to amend this Agreement, including by amending any Attachment and by adding or deleting Attachments, at any time without prior notice. Broker submission of an application for a Contract subsequent to notice of such an amendment shall be construed as consent by Broker to such amendment.

         6.8 The Contracts. The Insurance Company may modify, change or discontinue the offering of any form of the Contracts at any time.


         6.9 Nonwaiver. Forbearance by Transamerica to enforce any rights in this Agreement shall not be construed as a waiver of the conditions of this Agreement and no waiverof any provision in this Agreement shall be deemed to be a waiver of any other provision.


         6.10 Severability. This is a severable Agreement. In the event that any provision would require action prohibited by law or would prohibit action required by law, then such provision shall be enforceable to the extent permitted by law and all other provisions shall remain valid and enforceable.

         6.11 Termination. This Agreement may be terminated by any party with or without cause upon giving written notice to the other parties. Sections 5.1, 5.2, and 6 and any applicable provisions contained in the Attachment(s) shall survive the termination of this Agreement.

         6.12 Assignment. This Agreement may not be assigned without the written consent of all parties.

         6.13 Counterparts. This Agreement may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument.

         6.14 Governing Law. This Agreement shall be construed in accordance with the laws of the state of domicile of the contracting Insurance Company without giving effect to principles of conflict of laws. For Transamerica Occidental Life Insurance Company that state is California; for Transamerica Life Insurance and Annuity Company that state is North Carolina; and for Transamerica Life Insurance Company of New York that state is New York

         6.15 If this document is used to evidence Agreements with more than one Insurance Company, its terms shall apply separately and independently with regard to each contracting Insurance Company and no Insurance Company shall be liable for obligations or products of another.

This Agreement is effective as of ___________________, 199____, and is made between the parties signing below:

Transamerica Occidental Life                        Transamerica Life Insurance
         Insurance Company                          Company of New York
1150 South Olive Street                              100 Manhattanville Road
Los Angeles, CA  90015                               Purchase, NY 10577
Signature:_________________________         Signature:_________________________
Name:___________________________            Name:___________________________
Title:_____________________________         Title:_____________________________


Transamerica Life Insurance                        Transamerica Securities Sales
         and Annuity Company                       Corporation
401 North Tryon Street                             1150 South Olive Street
Charlotte, North Carolina 28202                    Los Angeles, CA  90015
Signature:______________________________             Signature:____________
Name:__________________________________              Name:_________________
Title:___________________________________            Title:________________

Broker-Dealer:_________________________
Address:______________________________
          ==============================
Phone:_______________________________
Signature:_____________________________
Name:_______________________________
Title:________________________________

If Broker may not receive compensation due to state insurance laws, please indicated the insurance agency(ies) to receive compensation.

For compensation payable in the state of ____________, please pay:
Insurance agency:__________________
Address: _______________________________
                  ===============================

To the attention of:_________________
phone number:____________________

For compensation payable in the state of ____________, please pay:
Insurance agency:__________________
Address: _______________________________
                  ===============================

To the attention of:_________________
phone number:____________________

                                      A-33



                                  Attachment #1
             Dreyfus/Transamerica Triple Advantage Variable Annuity
            issued by Transamerica Occidental Life Insurance Company



A. Contracts. Broker is authorized to sell Dreyfus/Transamerica Triple Advantage Variable Annuity Contracts and Policies (the "Contracts") issued by
 Transamerica Occidental Life Insurance Company.
NOTE:  Only one Insurance Company may be identified for each Attachment.]

B. Compensation. In consideration of the sales of each Contract, Transamerica shall pay Broker, or such insurance agency specified by Broker, the compensation described in one of the attached Options. Broker shall choose the Option to be applicable to each Contract when or before the initial Purchase Payment or Premium ("Purchase Payment") under the Contract is received by Transamerica, by sending to Transamerica a notice such as the attached example or such other notice acceptable to Transamerica. Without prior notice, Transamerica may change the amount of compensation payable pursuant to this Attachment #1 and this new compensation will be applicable prospectively on new Contracts and on new premiums received under then currently issued Contracts.


C.       Chargebacks.

         (1)  Rejection of Application and Exercise of Free Look.

         In the event that a Purchase Payment is returned because the Insurance Company rejects the application for such Contract or because the Premium or the application for the Contract is not timely received by Transamerica, or a refund is made because a purchaser exercises his free-look right under the Contract, then upon written request from Transamerica, Broker (or specified insurance agency) shall promptly repay any and all compensation received based on all Purchase Payments paid into the Contract and shall pay any loss incurred as a result of a Purchase Payment being returned which was not timely received or for which an application was not timely received by Transamerica.

         (2)  Annuitization.

         In the instance of the annuitization of a Contract within the first six months of receipt of Purchase Payment(s), Transamerica shall pay the commission due on the annuitization of the Contract and Transamerica shall chargeback to the Broker (or specified insurance agency), or ask that Broker repay Transamerica, as Transamerica may determine in it discretion, the difference between the commission paid on annuitization and the commission paid upon receipt of the Purchase Payment(s) to the Contract.


D. Right of Set Off. With respect to commissions, compensation or any other amounts owed Broker (or insurance agency specified by it) by Transamerica, Transamerica shall have a right of set off against such amounts any monies owed Transamerica by Broker (or specified insurance agency) to the extent permitted by applicable law. This right if set off by Transamerica does not modify Broker's obligation to promptly pay E.ansamerNetting Commissionsd.

__________        If  space  is  initialed  at left by  authorized  Transamerica personnel, Broker is authorized to "net commissions" pursuant to Section 1.5 of the Sales Agreement, with regard to the Contracts covered by this Attachment only.


This Attachment #1 is made part of Sales Agreement with ______________________ ("Broker") effective

_____the effective date of the Sales Agreement or
_____    ___________, 199____.  [Check one.]

EXAMPLE OF FORM TO CHOOSE COMPENSATION OPTIONS FOR EACH CONTRACT